SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2005:

CRANE CO.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

1-1657	13-1952290
(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 363-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Section 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, Crane Co. is a party to a Credit Agreement, dated as of January 21, 2005, with certain institutional lenders, JPMorgan Chase Bank as administrative agent, Fleet National Bank, KeyBank National Association and BNP Paribas as syndication agents, and The Bank of New York as documentation agent. The Credit Agreement provides for a total credit facility of $450 million, of which a $150 million term loan facility was conditioned upon the successful completion of a structured asbestos settlement. On May 9, 2005, the Company elected to irrevocably terminate the obligations of its lenders to make term loan(s) for up to $150 million under the Credit Agreement. Since the termination of the comprehensive master settlement agreement on January 24, 2005, the Company had no further need for this credit. The effective date for the reduction in term loan commitments is May 12, 2005. All outstanding commitments of the Company’s lenders to make revolving loans for general corporate purposes, including acquisitions, were unaffected by this action.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE CO.

Dated: May 13, 2005	By:	/s/ Augustus I. duPont
Augustus I. duPont Vice President, General Counsel and Secretary

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